SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2005

DrugMax, Inc.

(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032-1968

(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2005, DrugMax, Inc. entered into a Loan and Security Agreement with Wells Fargo Retail Finance, LLC (“Wells Fargo”), pursuant to which Wells Fargo will provide DrugMax with a senior secured revolving credit facility consisting of up to $65 million (the “New Credit Facility”). Available credit under the New Credit Facility is based on eligible receivables, inventory and prescription files, as defined in and determined pursuant the agreement, and may be subject to reserves as determined by the lender from time to time. Interest on the revolving line of credit is calculated at the Prime index rate plus an applicable Prime margin (as defined in the agreement), unless DrugMax or the lender chooses to convert the loan to a LIBOR-based loan. In each case, interest is adjusted quarterly.

The New Credit Facility includes usual and customary events of default (subject to applicable grace periods) for facilities of this nature and provides that, upon the occurrence of an event of default, payment of all amounts payable under the New Credit Facility may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the New Credit Facility shall automatically become immediately due and payable, and the lenders’ commitments shall automatically terminate.

The proceeds of the New Credit Facility were used to repay in full DrugMax’s existing line of credit with General Electric Capital Corporation (“GECC”) and also are expected to be used to provide financing for working capital, letters of credit, capital expenditures, potential acquisitions and other general corporate purposes. Accordingly, on October 12, 2005, DrugMax terminated its $65 million Amended and Restated Credit Agreement with GECC and in connection therewith repaid all outstanding amounts under the old credit facility to GECC along with a termination fee of $500,000.

As of October 13, 2005, there is approximately $18 million outstanding under the New Credit Facility.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01

Item 8.01 Other Events.

On October 13, 2005, DrugMax, Inc. issued a press release announcing its new credit facility with Wells Fargo. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated into this form 8-K by reference.

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Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated October 13, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DRUGMAX, INC.

By:	/s/ Edgardo A. Mercadante
Edgardo A. Mercadante, Chief Executive Officer and President

Dated: October 13, 2005

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated October 13, 2005

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